Exhibit 99.1

                               Ticket To See, Inc.
                             Subscription Agreement

Dear Sirs:

The undersigned (the "Purchaser") acknowledges that I have received and reviewed the Prospectus of Ticket To See, Inc., dated__________ 2013.

Concurrent with execution of this Agreement, the Purchaser is purchasing _____________________ (_______) shares of Common Stock of Ticket To See, Inc., a Nevada corporation (the "Company") at a price of $0.01 per Share (the "Subscription Price"). Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Aidan Buckley solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than such person.

MAKE CHECK PAYABLE TO: Ticket To See, Inc.


Executed this _____ day of ___________________, 2013.


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Signature of Purchaser

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Address of Purchaser

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Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

______________________________      X   $0.01 = US$ _____________________
Number of Shares Purchased                          Total Subscription Price

Form of Payment: Cash:_____ Check #: _________________Other: _______________


Accepted by Ticket to See, Inc.


By: ____________________________________
    Aidan Buckley, President